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                                                                   EXHIBIT 10.22

         EMPLOYMENT AGREEMENT made December 22, 2003, effective as of December 22, 2003 (the "Effective Date"), between TIME WARNER INC., a Delaware corporation (the "Company"), and Jeffrey Bewkes ("You").

                  You are currently employed by Time Warner Inc. (the "Company") pursuant to an Employment Agreement between you and Time Warner Entertainment Company, L.P. dated December 22, 1999, as amended on March 29, 2001 and March 31, 2003 (as so amended, the "Prior Agreement"). The Company wishes to amend and restate the terms of your employment with the Company and to secure your services on a full-time basis for the period to and including December 31, 2007 (the "Term Date") on and subject to the terms and conditions set forth in this Agreement, and you are willing to provide such services on and subject to the terms and conditions set forth in this Agreement. You and the Company therefore agree as follows:

         1. Term of Employment. Your "term of employment" as this phrase is used throughout this Agreement, shall be for the period beginning on the Effective Date and ending on the Term Date, subject, however, to earlier termination as set forth in this Agreement.

         2. Employment. During your employment, you shall serve as Chairman of the Entertainment and Networks Group of the Company ("Group Chairman") and shall report only to the Chairman and Chief Executive Officer of the Company. You shall have the authority, functions, duties, powers and responsibilities normally associated with such position and such additional authority, functions, duties, powers and responsibilities as the Board of Directors may from time to time delegate to you in addition thereto consistent with your position with the Company. You shall, subject to your election as such from time to time and without additional compensation, serve during the term of employment in such additional offices of comparable or greater stature and responsibility in the Company and its subsidiaries and as a director and as a member of any committee of the Board of Directors of the Company and its subsidiaries, to which you may be elected from time to time. During your employment, (i) your services shall be rendered on a substantially full-time, exclusive basis and you will apply on a substantially full-time basis all of your skill and experience to the performance of your duties, (ii) you shall have no other employment and, without the prior written consent of the Chairman and Chief Executive Officer of the Company, no outside business activities which require the devotion of substantial amounts of your time, and (iii) unless you consent otherwise, the place for the performance of your services shall be the principal executive offices of the Company in the New York City metropolitan area, subject to such reasonable travel as may be required in the performance of your duties. The foregoing shall be subject to the Company's written policies, as in effect from time to time, regarding vacations, holidays, illness and the like and shall not prevent you from devoting such time to your personal affairs (including service as a director of another entity) as shall not interfere with the performance of your duties hereunder, provided that you comply with the provisions of the

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Confidentiality Agreement and any generally applicable written policies of the
Company on conflicts of interest and service as a director of another corporation, partnership, trust or other entity ("Entity").

         3. Compensation.

                  3.1 Base Salary. The Company shall pay you a base salary at the rate of not less than $ 1,000,000 per annum during the term of employment ("Base Salary"). The Company may increase, but not decrease, your Base Salary during the term of employment and upon such increase the term "Base Salary" shall mean such increased amount (subject to Section 5). Base Salary shall be paid in accordance with the Company's then current practices and policies with respect to senior executives. For the purposes of this Agreement "senior executives" shall mean the executive officers of the Company.

                  3.2 Bonus. In addition to Base Salary, you may be entitled to receive during the term of employment an annual cash bonus ("Bonus") subject to and pursuant to the Company's Annual Bonus Plan for Executive Officers (such plan, together with any successor plan of Company intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), being hereinafter referred to as the "Annual Bonus Plan"). Although your Bonus is fully discretionary, your target annual Bonus is $4,500,000. Payments of any bonus compensation under this Section 3.2 shall be made in accordance with the Company's then current practices and policies with respect to its senior executives, but in no event later than 90 days after the end of the period for which the bonus is payable.

                  3.3 Deferred Compensation Account. Pursuant to the terms of your previous employment agreements with the Company, you have been paid deferred compensation which has been deposited in a special account (the "Trust Account") maintained on the books of a Time Warner Inc. grantor trust (the "Rabbi Trust") for your benefit. The Trust Account shall be maintained by the trustee ("Trustee") thereof in accordance with the terms of Annex A attached hereto and the trust agreement (the "Trust Agreement") establishing the Rabbi Trust (which Trust Agreement shall in all respects be consistent with the terms of Annex A), until the full amount which you are entitled to receive therefrom has been paid in full. The Company shall pay all fees and expenses of the Trustee and shall enforce the provisions of the Trust Agreement for your benefit.

                  3.4 Long Term Incentive Compensation. Company shall provide you with long term incentive compensation with an annualized competitive target award as reasonably determined by the Compensation Committee of the Company's Board of Directors in good faith from time to time, through a combination of stock option grants, restricted stock and long-term plan

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as may be developed (in proportions to be determined annually by the Company in its sole discretion). The parties acknowledge that the grant for 2003 was targeted to a competitive level of $7,000,000.

                  3.5 Restricted Stock. You will be awarded 500,000 shares of Time Warner Restricted Stock (the "Upfront Restricted Stock Grant") upon your execution and delivery of this Agreement, which shall be reflected in a separate Restricted Stock Purchase Agreement that will set forth terms and conditions of the Upfront Restricted Stock Grant, including a provision that the Upfront Restricted Stock Grant shall cliff vest on December 31, 2007, provided you are still employed by the Company on that date.

         In the event your employment with the Company is terminated as a result of a termination pursuant to Section 4.2, then the Upfront Restricted Stock Grant shall cease to vest and you shall receive a pro rata portion of the unvested Upfront Restricted Stock Grant through the effective date of termination of your active employment.

                  3.6 Deferred Bonus. In addition to any other deferred bonus plan in which you may be entitled to participate, you may elect by written notice delivered to the Company at least 15 days prior to the commencement of any calendar year during the term of employment during which an annual cash bonus would otherwise accrue or to which it would relate, to defer payment of and to have the Company credit all or any portion of your bonus for such year to either the Trust Account or the Deferred Compensation Plan established by the Company on November 18, 1998, as the same may be amended from time to time (and as so amended, the "Deferred Plan"), or a combination of both, subject in the case of a deferral to the Deferred Plan to the terms and conditions of the Deferred Plan . Any such election shall only apply to the calendar year during the term of employment with respect to which such election is made and a new election shall be required with respect to each successive calendar year during the term of employment.

                  3.7 Indemnification. You shall be entitled throughout the term of employment (and after the end of the term of employment, to the extent relating to service during the term of employment) to the benefit of the indemnification provisions contained on the date hereof in the Certificate of Incorporation and By-laws of the Company and in any other agreements or arrangements intended to provide you with indemnification rights (not including any amendments or additions after the date hereof that limit or narrow, but including any that add to or broaden, the protection afforded to you by those provisions).

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         4. Termination.

                  4.1 Termination for Cause. The Company may terminate the term of employment and all of the Company's obligations under this Agreement, other than its obligations set forth below in this Sections 4.1 and in Section 3.7, for "cause". Termination by the Company for "cause" shall mean termination because of your (a) conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised) other than as a result of a moving violation or a Limited Vicarious Liability,
(b) willful failure or refusal without proper cause to perform your material duties with the Company, including your material obligations under this Agreement (other than any such failure resulting from your incapacity due to physical or mental impairment), (c) willful misappropriation, embezzlement or reckless or willful destruction of Company property having a significant adverse financial effect on the Company or a significant adverse effect on the Company's reputation, (d) willful and material breach of any statutory or common law duty of loyalty to the Company having a significant adverse financial effect on the Company or a significant adverse effect on the Company's reputation; or (e) material and willful breach of any of the covenants provided for in the Confidentiality Agreement. Such termination shall be effected by written notice thereof delivered by the Company to you and shall be effective as of the date of such notice; provided, however, that if (i) such termination is because of your willful failure or refusal without proper cause to perform your material duties with the Company including any one or more of your material obligations under this Agreement or for intentional and improper conduct, and (ii) within 30 days following the date of such notice you shall cease your refusal and shall use your best efforts to perform such obligations or cease such intentional and improper conduct, the termination shall not be effective. For purposes of this definition of Cause, no act, or failure to act, on your part shall be considered "willful" or "intentional" unless done, or omitted to be done, by you not in good faith and without reasonable belief that such action or omission was opposed to the best interest of the Company. The term "Limited Vicarious Liability" shall mean any liability which is based on acts of the Company for which you are responsible solely as a result of your office(s) with the Company; provided that (x) you are not directly involved in such acts and either had no prior knowledge of such intended actions or, upon obtaining such knowledge, promptly acted reasonably and in good faith to attempt to prevent the acts causing such liability or (y) after consulting with the Company's counsel, you reasonably believed that no law was being violated by such acts.

                  In the event of termination by the Company for cause, without prejudice to any other rights or remedies that the Company may have at law or in equity, the Company shall have no further obligation to you other than (i) to pay Base Salary through the effective date of termination, (ii) to pay any Bonus for any year prior to the year in which such termination occurs that has been determined but not yet paid as of the date of such termination, and (iii) with respect to any rights you have with respect of amounts credited to the Trust Account or Deferred Plan through

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the effective date of termination or pursuant to any insurance or other benefit plans or arrangements of the Company (including rights under Section 9 hereof). You hereby disclaim any right to receive a pro rata portion of any Bonus with respect to the year in which such termination occurs.

                  4.2 Termination by You for Material Breach by the Company and Termination by the Company Without Cause. Unless previously terminated pursuant to any other provision of this Agreement and unless a Disability Period shall be in effect, you shall have the right, exercisable by written notice to the Company, to terminate the term of employment effective 15 days after the giving of such notice, if, at the time of the giving of such notice, the Company is in material breach of its obligations under this Agreement; provided, however, that, with the exception of clause (i) below, this Agreement shall not so terminate if such notice is the first such notice of termination delivered by you pursuant to this Section 4.2 and within such 15-day period the Company shall have cured all such material breaches. A material breach by the Company shall include, but not be limited to, (i) the Company violating Section 2 with respect to your title, reporting lines or place of employment; (ii) the Company violating Section 2 with respect to your, authorities, functions duties, powers or responsibilities (whether or not accompanied by a change in title); and (iii) the Company failing to cause any successor to all or substantially all of the business and assets of the Company expressly to assume the obligations of the Company under this Agreement.

                  The Company shall have the right, exercisable by written notice to you, to terminate your employment under this Agreement without cause, which notice shall specify the effective date of such termination.

                           4.2.1    After the effective date of a termination
pursuant to this Section 4.2 (a "termination without cause"), you shall receive Base Salary and a pro rata portion of your Average Annual Bonus (as defined below) through the effective date of termination. Your Average Annual Bonus shall be equal to the average of the regular annual bonus amounts (excluding the amount of any special or spot bonuses) in respect of the two calendar years during the most recent five calendar years for which the annual bonus received by you during your employment as Group Chairman was the greatest; provided, however, if the Company has previously paid you less than two annual bonuses, then your Average Annual Bonus shall equal your target Bonus.

                           4.2.2    After the effective date of a termination
without cause, you shall remain an employee of the Company for a period ending on the date (the "Severance Term Date") which is the earlier of (i) the Term Date and (ii) the date which is thirty-six months after the effective date of such termination and during such period you shall be entitled to receive, whether or not you become disabled during such period but subject to Section 6,
(a) Base Salary at an

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annual rate equal to your Base Salary in effect immediately prior to the notice of termination, and (b) an annual Bonus in respect of each calendar year or portion thereof (in which case a pro rata portion of such Bonus will be payable) during such period equal to your Average Annual Bonus. Except as provided in the second succeeding sentence, if you accept other full-time employment during such period or notify the Company in writing of your intention to terminate your status as an employee during such period, you shall cease to be an employee of the Company effective upon the commencement of such other employment or the effective date of such termination as specified by you in such notice, whichever is applicable, and you shall be entitled to receive, as severance, a lump sum payment within 30 days after such commencement or such effective date (provided that if you were named in the compensation table in the Company's then most recent proxy statement, such lump sum payment shall be made within 30 days after the end of the calendar year in which such commencement or effective date occurred), discounted as provided in the immediately following sentence, equal to the balance of the payments you would have received pursuant to this Section
4.2.2 had you remained on the Company's payroll. That lump sum shall be discounted to present value as of the date of payment from the times at which such amounts would otherwise have become payable absent such commencement or termination at an annual discount rate for the relevant periods equal to 120% of the "applicable Federal rate" (within the meaning of Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), in effect on the date of such commencement or termination, compounded semi-annually. Notwithstanding the foregoing, if you accept employment with any not-for-profit or governmental entity, then you shall be entitled to remain an employee of the Company and receive the payments as provided in the first sentence of this Section 4.2.2; and if you accept full-time employment with any affiliate of the Company, then the payments provided for in this Section 4.2.2 shall immediately cease and you shall not be entitled to any lump sum payment. For purposes of this Agreement, the term "affiliate" shall mean any entity which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

                  4.3 After the Term Date. If at the Term Date, the term of employment shall not have been previously terminated pursuant to the provisions of this Agreement, no Disability Period is then in effect and the parties shall not have agreed to an extension or renewal of this Agreement or on the terms of a new employment agreement, then the term of employment shall continue on a month-to-month basis and you shall continue to be employed by the Company pursuant to the terms of this Agreement, subject to termination by either party hereto on 90 days written notice delivered to the other party (which notice may be delivered by either party at any time on or after the date which is 90 days prior to the Term Date). If the Company shall terminate the term of employment on or after the Term Date for any reason (other than for cause as defined in Section 4.1, in which case Section 4.1 shall apply), then you shall receive any unpaid Annual Bonus or award under Section 3.4 with respect to a year prior to the year of termination which has been determined but not yet paid, Base Salary and a pro rata portion of your Average Annual Bonus through the

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effective date of termination. At the end of the 90-day notice period provided for in the first sentence of this Section 4.3, the term of employment shall end and you shall cease to be an employee of the Company and you shall have no further obligations or liabilities to the Company whatsoever, except that Sections 3.6, 3.7, 4.5, 4.6 and 4.8, the Confidentiality Agreement and Annex A shall survive such termination.

                  4.4 Resignation. If Don Logan has retired and you are not named President or sole Chief Operating Officer of the Company on or before January 1, 2006, you shall have the right, exercisable by written notice to the Company, to resign employment effective 30 days after the giving of such notice, provided that such notice is given on or before June 30, 2006.

                  In the event you resign your employment pursuant to this
Section 4.4, your sole remedy shall be: (i) you shall remain an employee of the Company for twelve months after the effective date of such resignation and during such period you shall be entitled to receive, whether or not you become disabled during such period but subject to Section 6, (a) Base Salary at an annual rate equal to your Base Salary in effect immediately prior to the notice of resignation, and (b) an annual Bonus in respect of each calendar year or portion thereof (in which case a pro rata portion of such annual payment will be payable) during such period in an amount equal to your Average Annual Bonus. A resignation under this Section 4.4 shall not be deemed a "termination without cause" under this Agreement. The provisions of Section 2 of the Confidentiality Agreement shall apply for a period of twelve months following the effective date of your resignation.

                  4.5 Office Facilities. In the event of a termination of your employment pursuant to Section 4.2 or 4.3, then for the period beginning on the effective date of such termination and ending one year thereafter, the Company shall, without charge to you, make available to you office space at your principal job location immediately prior to your termination of employment, or other location reasonably close to such location, together with secretarial services, office facilities, services and furnishings, in each case reasonably appropriate to an employee of your position and responsibilities prior to such termination of employment but taking into account your reduced need for such office space, secretarial services and office facilities, services and furnishings as a result of your no longer being a full-time employee.

                  4.6 Release. A condition precedent to the Company's obligation to make the payments associated with a termination without cause or a termination under Section 4.4 of the Agreement shall be your execution and delivery of a release in the form attached hereto as Annex B. If you shall fail to execute and deliver such release, or if you revoke such release as provided therein, then in lieu of the payments provided for herein, you shall receive a severance payment determined in accordance with the Company's policies relating to notice and severance.

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                  4.7      Retirement. Notwithstanding the provisions of
Sections 4.2, 4.3, 4.4 or 5, if the term of employment is in effect and you are still employed by the Company pursuant to this Agreement on the date you first become eligible for normal retirement as defined in any applicable retirement plan of the Company or any subsidiary of the Company (the "Retirement Date"), then this Agreement shall terminate automatically on such date and your employment with the Company shall thereafter be governed by the policies generally applicable to employees of the Company, and you shall not thereafter be entitled to the payments provided in such Sections to the extent not received by you on or prior to the Retirement Date. In addition, no benefits or payments provided in Sections 4.2, 4.3, 4.4 or 5 shall include any period after the Retirement Date and if the provision of benefits or calculation of payments provided in any such Section would include any period subsequent to the Retirement Date, such provision of benefits shall end on the Retirement date and the calculation of payments shall cover only the period ending on the Retirement Date. Notwithstanding the foregoing, the provisions of Annex A and the Trust Agreement shall apply to the investment and payment of deferred compensation after such termination, the provisions of Section 7 of this Agreement shall survive any such termination and the provisions of Sections 12.1 and 12.8 shall apply to any dispute with respect to this Agreement that arises after any such termination.

                  4.8 Mitigation. In the event of a termination without cause under this Agreement, you shall not be required to seek other employment in order to mitigate your damages hereunder, unless Section 280G of the Code would apply to any payments to you by the Company and your failure to mitigate would result in the Company losing tax deductions to which it would otherwise have been entitled. In such an event, you will engage in whatever mitigation is necessary to preserve the Company's tax deductions. With respect to the preceding sentences, any payments or rights to which you are entitled by reason of the termination of employment without cause shall be considered as damages hereunder. In addition, whether or not you are required to mitigate your damages hereunder, if following a termination without cause you obtain other employment with any entity, other than a not-for-profit entity or government institution, then you shall pay over to the Company the total cash salary and bonus (of any kind) payable to you in connection with such other employment for services during the period prior to the Severance Term Date (whether paid or deferred), at the time received by you, to the extent of the amounts previously paid to you by the Company following your termination with respect to such period, as damages or severance, in excess of the Company's standard policy. (The provisions of the foregoing sentence shall not apply to any equity interest, stock option, phantom or restricted stock or similar benefit received in connection with such other employment). Any obligation to mitigate your damages pursuant to this Section 4.7 shall not be a defense or offset to the Company's obligation to pay you in full the amounts provided in this Agreement upon the occurrence of a termination without cause, at the time provided herein, or the timely and full performance of any of the Company's other obligations under this Agreement.

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         5. Disability.

                  5.1 Disability Payments. If during the term of employment and prior to the delivery of any notice of termination without cause, you become physically or mentally disabled, whether totally or partially, so that you are prevented from performing your usual duties for a period of six consecutive months, or for shorter periods aggregating six months in any twelve-month period, the Company shall, nevertheless, continue to pay your full compensation through the last day of the sixth consecutive month of disability or the date on which the shorter periods of disability shall have equaled a total of six months in any twelve-month period (such last day or date being referred to herein as the "Disability Date"). If you have not resumed your usual duties on or prior to the Disability Date, the Company shall pay you a pro rata Bonus (based on your Average Annual Bonus) for the year in which the Disability Date occurs and thereafter shall pay you disability benefits for the period ending on the later of (i) the Term Date or (ii) the date which is twelve months after the Disability Date (in the case of either (i) or (ii), the "Disability Period"), in an annual amount equal to 75% of (a) your Base Salary at the time you become disabled and (b) the Average Annual Bonus.

                  5.2 Recovery from Disability. If during the Disability Period you shall fully recover from your disability, the Company shall have the right (exercisable within 60 days after notice from you of such recovery), but not the obligation, to restore you to full-time service at full compensation. If the Company elects to restore you to full-time service, then this Agreement shall continue in full force and effect in all respects and the Term Date shall not be extended by virtue of the occurrence of the Disability Period. If the Company elects not to restore you to full-time service, you shall continue to receive disability benefits and shall be entitled to obtain other employment, subject, however, to the following: (i) you shall perform advisory services during any balance of the Disability Period; and (ii) you shall comply with the provisions of the Confidentiality Agreement during the Disability Period. The advisory services referred to in clause (i) of the immediately preceding sentence shall consist of rendering advice concerning the business, affairs and management of the Company as requested by the Board of Directors or the Chief Executive Officer of the Company but you shall not be required to devote more than five days (up to eight hours per day) each month to such services, which shall be performed at a time and place mutually convenient to both parties. Any income from such other employment shall not be applied to reduce the Company's obligations under this Agreement.

                  5.3 Other Disability Provisions. The Company shall be entitled to deduct from all payments to be made to you during the Disability Period pursuant to this Section 5 an amount equal to all disability payments received by you during the Disability Period from Worker's Compensation, Social Security and disability insurance policies maintained by the Company;

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provided, however, that for so long as, and to the extent that, proceeds paid to you from such disability insurance policies are not includible in your income for federal income tax purposes, the Company's deduction with respect to such payments shall be equal to the product of (i) such payments and (ii) a fraction, the numerator of which is one and the denominator of which is one less the maximum marginal rate of federal income taxes applicable to individuals at the time of receipt of such payments. All payments made under this Section 5 after the Disability Date are intended to be disability payments, regardless of the manner in which they are computed. Except as otherwise provided in this Section 5, the term of employment shall continue during the Disability Period and you shall be entitled to all of the rights and benefits provided for in this Agreement, except that Sections 4.2 and 4.4 shall not apply during the Disability Period and unless the Company has restored you to full-time service at full compensation prior to the end of the Disability Period, the term of employment shall end and you shall cease to be an employee of the Company at the end of the Disability Period and shall not be entitled to notice and severance or to receive or be paid for any accrued vacation time or unused sabbatical.

         6. Death. If you die during the term of employment, this Agreement and all obligations of the Company to make any payments hereunder shall terminate except that your estate (or a designated beneficiary) shall be entitled to receive any unpaid Annual Bonus award with respect to the year prior to your death, Base Salary to the last day of the month in which your death occurs and Bonus compensation (at the time bonuses are normally paid) based on the Average Annual Bonus, but prorated according to the number of whole or partial months you were employed by the Company in such calendar year. For purposes of clarity, it is intended that your death shall not affect any vested rights you or your beneficiaries may have at the time of your death pursuant to any insurance or other death benefit plans or arrangements of the Company or any subsidiary or benefit and incentive plans described in Sections 3.3, 8 and 9, which vested rights shall continue to be governed by the provisions of such plans and this Agreement.

         7. Life Insurance. The parties confirm that pursuant to the terms of your previous employment agreements with the Company, the Company maintained $4,000,000 face amount of split ownership life insurance on your life. The Company shall continue to maintain such life insurance and shall maintain such policy (without reduction in the face amount of the coverage) until your death and irrespective of any termination of this Agreement, except pursuant to
Section 4.1. You shall be entitled to designate the beneficiary or beneficiaries of such policy, which may include a trust. At your death, or on the earlier surrender of such policy by the owner, your estate (or the owner of the policy) shall promptly pay to the Company an amount equal to the premiums on such policy paid by the Company and its subsidiaries (net of (i) tax benefits, if any, to the Company and its subsidiaries in respect of payments of such premiums, (ii) any amounts payable by the Company which have been paid by you or on your behalf with respect to such insurance, (iii) dividends received by the Company and its subsidiaries in respect of such premiums, but only to the

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extent such dividends are not used to purchase additional insurance on your life, and (iv) any unpaid borrowings by the Company and its subsidiaries under the policy. If other than the Company, the owner of the policy from time to time shall execute, deliver and maintain a customary split dollar insurance agreement and collateral assignment form, assigning to the Company the proceeds of the policy but only to the extent necessary to secure the reimbursement of the obligation contained in the preceding sentence. The Company agrees that it will not borrow against the policy an amount in excess of the premiums on such policy paid by the Company and its subsidiaries (net of the amounts referred to in clauses (i), (ii) and (iii) above). The life insurance provided for in this
Section 7 shall be in addition to any other insurance hereafter provided by the Company or any of its subsidiaries on your life under any group or individual policy. In addition to the foregoing, during your employment with the Company, the Company shall (x) provide you with $50,000 of group life insurance and (y) pay you annually an amount equal to the premium you would have to pay to obtain life insurance under the Group Universal Life ("GUL") insurance program made available by the Company in an amount equal to (i) twice your Base Salary minus
(ii) $50,000. You shall be under no obligation to use the payments made by the Company pursuant to the preceding sentence to purchase GUL insurance or to purchase any other life insurance. If the Company discontinues its GUL insurance program, the Company shall nevertheless make the payments required by this
Section 7 as if such program were still in effect. The payments made to you hereunder shall not be considered as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement, profit-sharing or other benefit plan of the Company or any subsidiary of the Company. The parties intend that any life insurance provided under this Section 7 shall be provided in a manner consistent with applicable laws.

         8. General Availability of Benefits. To the extent that (a) you are eligible under the general provisions thereof (including without limitation, any plan provision providing for participation to be limited to persons who were employees of the Company or certain of its subsidiaries prior to a specific point in time) and (b) the Company maintains such plan or program for the benefit of its senior executives, during the term of employment and so long as you are an employee of the Company, you shall be eligible to participate in any pension, profit-sharing, stock option or similar plan or program and in any group life insurance (to the extent set forth in Section 7), hospitalization, medical, dental, accident, disability or similar plan or program of the Company now existing or established hereafter. In addition, you shall be entitled during the term of employment and so long as you are an employee of the Company, to receive other benefits generally available to all senior executives of the Company to the extent you are eligible under the general provisions thereof, including, without limitation, to the extent maintained in effect by the Company for its senior executives, an automobile allowance and financial services.

         9. Benefits After a Termination or Disability. During the period you remain on the

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

payroll of the Company after a termination without cause or during the Disability Period, you shall continue to be an employee of the Company and shall continue to be eligible to participate in the benefit plans and to receive the benefits required to be provided to you under this Agreement to the extent such benefits are maintained in effect by the Company for its executives; provided, however, you shall not be entitled to any additional awards or grants under any stock option, restricted stock or other stock based incentive plan. At the time you leave the payroll of the Company, your rights to benefits and payments under any benefit plans or any insurance or other death benefit plans or arrangements of the Company or under any stock option, restricted stock, stock appreciation right, bonus unit, management incentive or other plan of the Company shall be determined in accordance with the terms and provisions of such plans and any agreements under which such stock options, restricted stock or other awards were granted. However, notwithstanding the foregoing or any more restrictive provisions of any such plan or agreement, (a) all stock options granted to you by the Company prior to November 1, 2003 shall be continue to be governed by the terms and provisions of the applicable stock option plan or agreement under which such options were awarded, as modified by the Prior Agreement; (b) if your employment with the Company is terminated as a result of a termination pursuant to Section 4.2, then (i) all stock options and restricted stock granted to you by the Company on or after November 1, 2003 (other than the Upfront Restricted Stock Grant awarded under Section 3.5) shall continue to vest while you remain on the payroll of the Company (and thereafter receive a pro rata portion of unvested restricted stock), (ii) all your vested options shall remain exercisable while you are on the payroll of the Company and all stock options granted to you by the Company on or after July 18, 2002 shall be vested and remain exercisable for a period of five years after the date you leave the payroll of the Company (but not beyond the term of such options), and (iii) the Company shall not be permitted to determine that your employment was terminated for "unsatisfactory performance" within the meaning of any stock option agreement between you and the Company; and (c) if your employment is voluntarily terminated by you at any time (x) following the attainment of age 55 with ten years of service with the Company or any Affiliate or (y) pursuant to a retirement plan or early retirement program of the Company or any Affiliate, then all options granted to you by the Company shall vest and become immediately exercisable, and shall remain exercisable for five years following your date of termination (but not beyond the term of such options); provided, however, that if the Company has given notice of termination under Section 4.1 prior to your election to terminate pursuant to this subsection, then the terms of the applicable stock option plan or agreement shall be controlling.

         10. Payments in Lieu of Other Benefits. In the event the term of employment and your employment with the Company is terminated pursuant to any section of this Agreement, you shall not be entitled to notice and severance under the Company's general employee policies or to be paid for any accrued vacation time or unused sabbatical, the payments provided for in such sections being in lieu thereof.

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

         11. Assignability. This Agreement and your rights and obligations hereunder may not be assigned by you and except as specifically contemplated in this Agreement or under the life insurance policies and benefit plans referred to in Sections 7 and 8, respectively, neither you, your legal representative nor any beneficiary designated by you shall have any right, without the prior written consent of the Company, to assign, transfer, pledge, hypothecate, anticipate or commute to any person or entity any payment due in the future pursuant to any provision of this Agreement, and any attempt to do so shall be void and shall not be recognized by the Company. The Company shall assign its rights together with its obligations hereunder in connection with any sale, transfer or other disposition of all or substantially all of the Company's business and assets, whether by merger, purchase of stock or assets or otherwise, as the case may be. Upon any such assignment, the Company shall cause any such successor expressly to assume such obligations, and such rights and obligations shall inure to and be binding upon any such successor.

         12. Confidentiality, Non-Competition and Non-Disclosure Agreement. This Agreement includes the Confidentiality, Non Competition and Ownership of Work Product Agreement (the "Confidentiality Agreement"), which is attached hereto and by this reference made a part of this Agreement. In the event of any conflict between the terms of the Confidentiality Agreement and any express term or condition provided in above, the express terms and conditions provided above shall prevail.

         13. Entire Agreement. This Agreement, including Annexes A, B, the accompanying Confidentiality Agreement and the agreements specifically referred to herein, represents the entire agreement and understanding of the parties relating to the subject matter of this Agreement and, except as otherwise specifically provided in this Agreement, supersedes all prior agreements, arrangements and understandings, written or oral, between the parties. This Agreement may be amended, modified, superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived only by written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                                  TIME WARNER INC.

                                                  By   /s/ Richard D. Parsons
                                                    ---------------------------

                                                         /s/ Jeffrey Bewkes
                                                    ---------------------------
                                                    Jeffrey Bewkes

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

                                                                         ANNEX A

                          DEFERRED COMPENSATION ACCOUNT

         A.1 Investments. Funds credited to the Trust Account shall be actually invested and reinvested in an account in securities selected from time to time by an investment advisor designated from time to time by the Company (the "Investment Advisor"), substantially all of which securities shall be "eligible securities". The designation from time to time by the Company of an Investment Advisor shall be subject to the approval of the Executive, which approval shall not be withheld unreasonably. "Eligible securities" are common and preferred stocks, warrants to purchase common or preferred stocks, put and call options, and corporate or governmental bonds, notes and debentures, either listed on a national securities exchange or for which price quotations are published in newspapers of general circulation, including The Wall Street Journal, and certificates of deposit. Eligible securities shall not include the common or preferred stock, any warrants, options or rights to purchase common or preferred stock or the notes or debentures of the Company or any corporation or other entity of which the Company owns directly or indirectly 5% or more of any class of outstanding equity securities. The Investment Advisor shall have the right, from time to time, to designate eligible securities which shall be actually purchased and sold for the Trust Account on the date of reference. Such purchases may be made on margin; provided that the Company may, from time to time, by written notice to the Executive, the Trustee and the Investment Advisor, limit or prohibit margin purchases in any manner it deems prudent and, upon three business days written notice to the Executive, the Trustee and the Investment Advisor, cause all eligible securities theretofore purchased on margin to be sold. The Investment Advisor shall send notification to the Executive and the Trustee in writing of each transaction within five business days thereafter and shall render to the Executive and the Trustee written quarterly reports as to the current status of his or her Trust Account. In the case of any purchase, the Trust Account shall be charged with a dollar amount equal to the quantity and kind of securities purchased multiplied by the fair market value of such securities on the date of reference and shall be credited with the quantity and kind of securities so purchased. In the case of any sale, the Trust Account shall be charged with the quantity and kind of securities sold, and shall be credited with a dollar amount equal to the quantity and kind of securities sold multiplied by the fair market value of such securities on the date of reference. Such charges and credits to the Trust Account shall take place immediately upon the consummation of the transactions to which they relate. As used herein "fair market value" means either (i) if the security is actually purchased or sold by the Rabbi Trust on the date of reference, the actual purchase or sale price per security to the Rabbi Trust or (ii) if the security is not purchased or sold on the date of reference, in the case of a listed security, the closing price per security on the date of reference, or if there were no sales on such date, then the closing price per security on the nearest preceding day on which there were such sales, and, in the case of an unlisted security, the mean between the bid and asked prices per security on the date of reference, or if no such prices are available for such date, then the mean between the bid and asked prices per security on the nearest preceding day for which such prices are available. If no bid or asked price information is available with respect to a particular security, the price quoted to the Trustee as the value of such security on the date of reference (or the nearest preceding date for which such information is available) shall be used for purposes of administering the Trust Account, including determining the fair market value of such security. The Trust Account shall be charged currently with all interest paid by the Trust Account with respect to any credit extended to the Trust Account. Such interest shall be charged to the Trust Account, for margin purchases actually made,

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

at the rates and times actually paid by the Trust Account. The Company may, in the Company's sole discretion, from time to time serve as the lender with respect to any margin transactions by notice to the then Investment Advisor and the Trustee and in such case interest shall be charged at the rate and times then charged by an investment banking firm designated by the Company with which the Company does significant business. Brokerage fees shall be charged to the Trust Account at the rates and times actually paid.

         A.2 Dividends and Interest. The Trust Account shall be credited with dollar amounts equal to cash dividends paid from time to time upon the stocks held therein. Dividends shall be credited as of the payment date. The Trust Account shall similarly be credited with interest payable on interest-bearing securities held therein. Interest shall be credited as of the payment date, except that in the case of purchases of interest-bearing securities the Trust Account shall be charged with the dollar amount of interest accrued to the date of purchase, and in the case of sales of such interest-bearing securities the Trust Account shall be credited with the dollar amount of interest accrued to the date of sale. All dollar amounts of dividends or interest credited to the Trust Account pursuant to this Section A.2 shall be charged with all taxes thereon deemed payable by the Company (as and when determined pursuant to Section A.5). The Investment Advisor shall have the same right with respect to the investment and reinvestment of net dividends and net interest as he has with respect to the balance of the Trust Account.

         A.3 Adjustments. The Trust Account shall be equitably adjusted to reflect stock dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations and other changes affecting the securities held therein.

         A.4 Obligation of the Company. Without in any way limiting the obligations of the Company otherwise set forth in the Agreement or this Annex A, the Company shall have the obligation to establish, maintain and enforce the Rabbi Trust and to make payments to the Trustee for credit to the Trust Account in accordance with the provisions of Section 3.3 of the Agreement, to use due care in selecting the Trustee or any successor trustee and to in all respects work cooperatively with the Trustee to fulfill the obligations of the Company and the Trustee to the Executive. The Trust Account shall be charged with all taxes (including stock transfer taxes), interest, brokerage fees and investment advisory fees, if any, payable by the Company and attributable to the purchase or disposition of securities designated by the Investment Advisor (in all cases net after any tax benefits that the Company would be deemed to derive from the payment thereof, as and when determined pursuant to Section A.5) and only in the event of a default by the Company of its obligation to pay such fees and expenses, the fees and expenses of the Trustee in accordance with the terms of the Trust Agreement, but no other costs of the Company. Subject to the terms of the Trust Agreement, the securities purchased for the Trust Account as designated by the Investment Advisor shall remain the sole property of the Company, subject to the claims of its general creditors, as provided in the Trust Agreement. Neither the Executive nor his legal representative nor any beneficiary designated by the Executive shall have any right, other than the right of an unsecured general creditor, against the Company or the Trust in respect of any portion of the Trust Account.

         A.5 Taxes. The Trust Account shall be charged with all federal, state and local taxes deemed payable by the Company with respect to income recognized upon the dividends and interest received by the Trust Account pursuant to Section A.2 and gains recognized upon sales of any of the securities which are sold pursuant to Section A. 1, A.6 or A.7. The Trust Account shall be credited with the amount of the tax benefit received by the Company as a result of any payment

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

of interest actually made pursuant to Section A. 1 or A.2 and as a result of any payment of brokerage fees and investment advisory fees made pursuant to Section
A.1. If any of the sales of the securities which are sold pursuant to Section A.1, A.6 or A.7 results in a loss to the Trust Account, such net loss shall be deemed to offset the income and gains referred to in the second preceding sentence (and thus reduce the charge for taxes referred to therein) to the extent then permitted under the Internal Revenue Code of 1986, as amended from time to time, and under applicable state and local income and franchise tax laws (collectively referred to as "Applicable Tax Law"); provided, however, that for the purposes of this Section A.5 the Trust Account shall, except as provided in the third following sentence, be deemed to be a separate corporate taxpayer and the losses referred to above shall be deemed to offset only the income and gains referred to in the second preceding sentence. Such losses shall be carried back and carried forward within the Trust Account to the extent permitted by Applicable Tax Law in order to minimize the taxes deemed payable on such income and gains within the Trust Account. For the purposes of this Section A.5, all charges and credits to the Trust Account for taxes shall be deemed to be made as of the end of the Company's taxable year during which the transactions, from which the liabilities for such taxes are deemed to have arisen, are deemed to have occurred. Notwithstanding the foregoing, if and to the extent that in any year there is a net loss in the Trust Account that cannot be offset against income and gains in any prior year, then an amount equal to the tax benefit to the Company of such net loss (after such net loss is reduced by the amount of any net capital loss of the Trust Account for such year) shall be credited to the Trust Account on the last day of such year. If and to the extent that any such net loss of the Trust Account shall be utilized to determine a credit to the Trust Account pursuant to the preceding sentence, it shall not thereafter be carried forward under this Section A.5. For purposes of determining taxes payable by the Company under any provision of this Annex A it shall be assumed that the Company is a taxpayer and pays all taxes at the maximum marginal rate of federal income taxes and state and local income and franchise taxes (net of assumed federal income tax benefits) applicable to business corporations and that all of such dividends, interest, gains and losses are allocable to its corporate headquarters, which are currently located in New York City.

         A.6 One-Time Transfer to Deferred Plan. So long as the Executive is an employee of the Company, the Executive shall have the right to elect by written notice to the Company at any time, but only once during the Executive's lifetime, to transfer to the Deferred Plan all or a portion of the Net Transferable Balance (determined as provided in the next sentence) of the Trust Account. If the Executive shall make such an election, the Net Transferable Balance shall be determined as of the first ten calendar days following the end of the calendar quarter, in which case such determination shall be made as of the end of such preceding calendar quarter) by adjusting all of the securities held in the Trust Account to their fair market value (net of the tax adjustment that would be made thereon if sold, as estimated by the Company or the Trustee) and by deducting from such value the amount of all outstanding indebtedness and any other amounts payable by the Trust Account. Transfers to the Deferred Plan shall be made in cash as promptly as reasonably practicable after the end of such calendar quarter and the Investment Advisor (or the Company or the Trustee if the Investment Advisor shall fail to act in a timely manner) shall cause securities held in the Trust Account to be sold to provide cash equal to the portion of the Net Transferable Balance of the Trust Account selected to be transferred by the Executive. If the Executive elects to transfer more than 75% of the Net Transferable Balance of the Trust Account to the Deferred Plan, the Company or the Trustee shall be permitted to take such action as they may deem reasonably appropriate, including but not limited to, retaining a portion of such Net Transferable Balance in the Trust Account, to ensure that the Trust Account will have sufficient assets to pay the Company the amount of taxes payable on such sales of securities at the end of the year in which such sales are made.

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

         A.7 Payments. Payments of deferred compensation shall be made as provided in this Section A.7. Unless the Executive makes the election referred to in the next succeeding sentence, deferred compensation shall be paid bi-weekly for a period of ten years (the "Pay-Out Period") commencing on the first Company payroll date in the month immediately succeeding the month in which the term of employment is scheduled to terminate under the Agreement. The Executive may elect a shorter Pay-Out Period by delivering written notice to the Company or the Trustee at least one-year prior to the commencement of the Pay-Out Period, which notice shall specify the shorter Pay-Out Period. On each payment date, the Trust Account shall be charged with the dollar amount of such payment. On each payment date, the amount of cash held in the Trust Account shall be not less than the payment then due and the Company or the Trustee may select the securities to be sold to provide such cash if the Investment Advisor shall fail to do so on a timely basis. The amount of any taxes payable with respect to any such sales shall be computed, as provided in Section A.5 above, and deducted from the Trust Account, as of the end of the taxable year of the Company during which such sales are deemed to have occurred. Solely for the purpose of determining the amount of payments during the Pay-Out Period, the Trust Account shall be valued on the fifth trading day prior to the end of the month preceding the first payment of each year of the Pay-Out Period, or more frequently at the Company's or the Trustee's election (the "Valuation Date"), by adjusting all of the securities held in the Trust Account to their fair market value (net of the tax adjustment that would be made thereon if sold, as estimated by the Company or the Trustee) and by deducting from the Trust Account the amount of all outstanding indebtedness. The extent, if any, by which the Trust Account, valued as provided in the immediately preceding sentence, plus any amounts that have been transferred to the Deferred Plan pursuant to Section
A.6 hereof and not therefore distributed or deemed distributed therefrom, exceeds the aggregate amount of credits to the Trust Account pursuant to Sections 3.3, and 3.5 of the Agreement as of each Valuation Date and not theretofore distributed or deemed distributed pursuant to this Section A.6 is herein called "Account Retained Income". The amount of each payment for the year, or such shorter period as may be determined by the Company or the Trustee, of the Pay-Out Period immediately succeeding such Valuation Date, including the payment then due, shall be determined by dividing the aggregate value of the Trust Account, as valued and adjusted pursuant to the second preceding sentence, by the number of payments remaining to be paid in the Pay-Out Period, including the payment then due; provided that each payment made shall be deemed made first out of Account Retained Income (to the extent remaining after all prior distributions thereof since the last Valuation Date). The balance of the Trust Account, after all the securities held therein have been sold and all indebtedness liquidated, shall be paid to the Executive in the final payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held in the Trust Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment.

         If pursuant to the terms of the Agreement the Trust Account is to be paid out in one lump sum, then the Trust Account shall be valued as of the date of the event triggering such lump sum payment (or such other date provided in the Agreement) and the balance of the Trust Account, after all the securities held therein have been sold and all indebtedness liquidated, shall be paid to the Executive as soon as practicable and in any event within 30 days following the date of such valuation in a final lump sum payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held in the Trust Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment. Payments made pursuant to this paragraph shall be deemed made first out of Account Retained Income.

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

         Notwithstanding the foregoing provisions of this Section A.7, if the Rabbi Trust shall terminate in accordance with the provisions of the Trust Agreement, the Trust Account shall be valued as of the date of such termination and the balance of the Trust Account shall be paid to the Executive within 15 days of such termination in accordance with the provisions of the third preceding paragraph.

         If a transfer to the Deferred Plan has been made pursuant to Section
A.6 hereof, payments made to the Executive from the Deferred Plan (a) shall be deemed made first from the amounts transferred to the Deferred Plan pursuant to Section A.6 and (b) shall be deemed made first out of Account Retained Income.

Within 90 days after the end of each taxable year of the Company in which payments are made, directly or indirectly, to the Executive from the Trust Account or from the Deferred Plan with respect to amounts transferred to the Deferred Plan from the Trust Account pursuant to Section A.6 and at the time of the final payment from the Trust Account, the Company or the Trustee shall compute and the Company shall pay to the Trustee for credit to the Trust Account, the amount of the tax benefit assumed to be received by the Company from the payment to the Executive of amounts of Account Retained Income during such taxable year or since the end of the last taxable year, as the case may be. No additional credits shall be made to the Trust Account pursuant to the preceding sentence in respect of the amounts credited to the Trust Account pursuant to the preceding sentence. Notwithstanding any provision of this Section A.7, the Executive shall not be entitled to receive pursuant to this Annex A (including any amounts that have been transferred to the Deferred Plan pursuant to Section A.6 hereof) an aggregate amount that shall exceed the sum of
(i) all credits made to the Trust Account pursuant to Sections 3.3 and 3.5 of the Agreement to which this Annex is attached, (ii) the net cumulative amount (positive or negative) of all income, gains, losses, interest and expenses charged or credited to the Trust Account pursuant to this Annex A (excluding credits made pursuant to the second preceding sentence), after all credits and charges to the Trust Account with respect to the tax benefits or burdens thereof, and (iii) an amount equal to the tax benefit to the Company from the payment of the amount (if positive) determined under clause (ii) above; and the final payment(s) otherwise due may be adjusted or eliminated accordingly. In determining the tax benefit to the Company under clause (iii) above, the Company shall be deemed to have made the payments under clause (ii) above with respect to the same taxable years and in the same proportions as payments of Account Retained Income were actually made from the Trust Account. Except as otherwise provided in this paragraph, the computation of all taxes and tax benefits referred to in this Section A.7 shall be determined in accordance with Section
A.5 above.

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

                                                                         ANNEX B

                                     RELEASE

         Pursuant to the terms of the Employment Agreement made as of _____________, between TIME WARNER INC., a Delaware corporation (the "Company"), 75 Rockefeller Plaza, New York, New York 10019 and the undersigned (the "Agreement"), and in consideration of the payments made to me and other benefits to be received by me pursuant thereto, I, [Name], being of lawful age, do hereby release and forever discharge the Company and any successors, subsidiaries, affiliates, related entities, predecessors, merged entities and parent entities and their respective officers, directors, shareholders, employees, benefit plan administrators and trustees, agents, attorneys, insurers, representatives, affiliates, successors and assigns from any and all actions, causes of action, claims, or demands for general, special or punitive damages, attorney's fees, expenses, or other compensation or damages (collectively, "Claims"), which in any way relate to or arise out of my employment with the Company or any of its subsidiaries or the termination of such employment, which I may now or hereafter have under any federal, state or local law, regulation or order, including without limitation, Claims related to any stock options held by me or granted to me by the Company that after taking into account the provisions of Section 9 of the Agreement are scheduled to vest subsequent to my termination of employment and Claims under the Age Discrimination in Employment Act (with the exception of Claims that may arise after the date I sign this Release), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Fair Labor Standards Act, the Family and Medical Leave Act and the Employee Retirement Income Security Act, each as amended through and including the date of this Release; provided, however, that the execution of this Release shall not prevent the undersigned from bringing a lawsuit against the Company to enforce my rights and the Company's continuing obligations under the Agreement.

         I acknowledge that I have been given at least 21 days from the day I received a copy of this Release to sign it and that I have been advised to consult an attorney. I understand that I have the right to revoke my consent to this Release for seven days following my signing. This Release shall not become effective or enforceable until the expiration of the seven-day period following the date it is signed by me.

         I ALSO ACKNOWLEDGE THAT BY SIGNING THIS RELEASE I MAY BE GIVING UP VALAUBLE LEGAL RIGHTS AND THAT I HAVE BEEN ADVISED TO CONSULT A LAWYER BEFORE SIGNING. I further state that I have read this document and the Agreement referred to herein, that I know the contents of both and that I have executed the same as my own free act.

         WITNESS my hand this ____ day of ___________, ____.


                                          _________________________________
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